UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2025

FIBROGEN, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36740	77-0357827
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Bay Street Suite 100 #6009
San Francisco, California		94133
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 415 978-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FGEN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On March 17, 2025, FibroGen, Inc. (“FibroGen”) issued a press release announcing financial results for the quarter and year ended December 31, 2024. A copy of such press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

The information in this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 2.02, in Exhibit 99.1 shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by FibroGen, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on September 12, 2024, FibroGen received a letter from the Nasdaq Listing Qualifications Staff of the Nasdaq Stock Market notifying FibroGen that for 30 consecutive business days the bid price of FibroGen’s common stock had closed below $1.00 per share, the minimum closing bid price required by the continued listing requirements of Nasdaq listing rule 5450(a)(1) (the “Rule”). Therefore, in accordance with the Nasdaq listing rules, FibroGen was provided 180 calendar days, or until March 11, 2025 to regain compliance with the minimum bid price rule.

On March 12, 2025, FibroGen received written notice from Nasdaq notifying FibroGen that it did not regain compliance with the Rule and, unless the Company requested an appeal of this determination, is subject to delisting from the Nasdaq Global Select Market at the opening of business on March 21, 2025.

On March 14, 2025, FibroGen appealed this determination and therefore such delisting has been stayed. Our common stock will remain listed on the Nasdaq pending the ruling by the Nasdaq Hearings Panel.

We believe we will be successful in our appeal at the Nasdaq Hearings Panel and therefore be eligible for an additional 180-day period to regain compliance with the minimum bid price. We also believe we will be able to regain compliance with the Rule and cure the minimum bid price deficiency, including by effecting a reverse stock split, if necessary. However, there can be no assurance that our appeal to the Hearings Panel will be successful or that we will regain compliance with the minimum bid price rule or maintain compliance with the other listing requirements within the above timelines, or if it is necessary for us to effect a reverse stock split in order for us to regain compliance with the minimum bid price rule we may fail to do so, in which case our common stock may be delisted.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated March 17, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIBROGEN, INC.

Date:	March 17, 2025	By:	/s/ David DeLucia
David DeLucia Senior Vice President and Chief Financial Officer